UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 8, 2006

Winner Medical Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-16547	33-0215298
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
(Address of Principal Executive Offices)

(86-755) 28138888
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

This Amendment on Form 8-K/A is filed to provide the revised version of Exhibit 99.1 to the Current Report on Form 8-K of Winner Medical Group Inc. (the “Company”) filed on September 5, 2006 (the “Initial Filing”). Exhibit 99.1 to the Initial Filing has been modified to correct certain descriptions of the Company’s exporting and financial performance on slides 3, 18, 20 and 21.

In addition, in anticipation of questions that the Company expects to receive from analysts and others, the Company is making the following disclosure regarding the status of a registration statement that it filed with the Securities and Exchange Commission. On December 16, 2005 the Company filed a registration statement on Form SB-2 and has since filed several amendments thereto in response to comments of the Staff of the SEC. The Company is in the process of responding to the Staff’s latest comments, which will require the Company to change the form of registration statement from SB-2 to form S-1, among other things. In order to comply with these latest comments from the Staff, the Company must include its audited financial statements for the fiscal year ended September 30, 2006. These financial statements are not yet available as the Company’s fiscal year has not yet ended. The Company expects that these financial statements will be available by the end of November 2006. At that time the Company will file an amendment to its registration statement that responds to the Staff’s comments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

99.1     Revised Slide Presentation of Winner Medical Group Inc., dated September 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: September 8, 2006

/s/   Jianquan Li
Jianquan Li